Contact:	Marc Panoff
Chief Financial Officer
(201) 592-6451
marcpanoff@neurologix.net

NEUROLOGIX TO PRESENT AT THE THIRD ANNUAL C.E. UNTERBERG TOWBIN EMERGING GROWTH CONFERENCE

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Live Webcast of Company’s Presentation to Be Available on Website

Fort Lee, New Jersey (July 6, 2007) -- Neurologix, Inc. (OTCBB: NRGX), a biotechnology company engaged in the development of innovative gene therapies for the brain and central nervous system, announced today that the company will present at the Third Annual C.E. Unterberg Towbin Emerging Growth Conference on Tuesday July 10, 2007 at 4:30 pm ET at The Mandarin Oriental Hotel in New York.

President and Chief Executive Officer John Mordock will discuss Neurologix’s business and product development. The audio portion of the presentation will be webcast live, and a replay will be available shortly after the actual presentation time for 90 days on the Investor Relations page of the company’s website at www.neurologix.net.

About Neurologix

Neurologix, Inc. is a development-stage company engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system utilizing gene therapies. The Company's initial development efforts are focused on gene therapy for treating Parkinson's disease, epilepsy and other neurodegenerative and metabolic disorders. Neurologix's core technology, "NLX," is currently in clinical stages of development, having recently completed a Phase I human clinical trial to treat Parkinson's disease and with additional trials in that indication and in epilepsy planned.

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